Exhibit 99.1

(1)           This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”); Goldman, Sachs & Co. (“Goldman Sachs”); GS Capital Partners V Offshore Fund, L.P. (“GSCP V Offshore”); GSCP V Offshore Knight Holdings, L.P. (“Offshore Knight V”); GSCP V Germany Knight Holdings, L.P. (“GSCP V Germany”); GS Capital Partners VI Offshore Fund, L.P. (“GSCP VI Offshore”); GSCP VI Offshore Knight Holdings, L.P. (“Offshore Knight VI”); GSCP VI Germany Knight Holdings, L.P. (“GSCP VI Germany”); GS International Infrastructure Partners I, L.P. (“GS International Infrastructure”); GS Infrastructure Knight Holdings, L.P. (“GS Infrastructure Knight”); GSCP KMI Investors Offshore, L.P. (“KMI Investors Offshore”); GS Capital Partners V Institutional, L.P. (“GS Institutional”); GS Capital Partners V Fund, L.P. (“GS Capital V”); GS Capital Partners VI Parallel, L.P. (“GSCP Parallel”); GS Capital Partners VI Fund, L.P. (“GS Capital VI”); GS Global Infrastructure Partners I, L.P. (“GSG Infrastructure”); GS Institutional Infrastructure Partners I, L.P. (“GSI Infrastructure”); GSCP KMI Investors, L.P. (“GSCP KMI Investors”); Goldman Sachs KMI Investors, L.P. (“GS KMI Investors” and together with GSCP V Offshore, Offshore Knight V, GSCP V Germany, GSCP VI Offshore, Offshore Knight VI, GSCP VI Germany, GS International Infrastructure, GS Infrastructure Knight, KMI Investors Offshore, GS Institutional, GS Capital V, GSCP Parallel, GS Capital VI, GSG Infrastructure, GSI Infrastructure and GSCP KMI Investors, the “Limited Partnerships”); GSCP V Offshore Advisors, L.L.C. (“GSCP V Offshore Advisor”); GS Advisors V, L.L.C. (“GS V Advisor”); GSCP VI Offshore Advisors, L.L.C. (“GSCP VI Offshore Advisor”); GS Advisors VI, L.L.C. (“GS VI Advisor”); GS Infrastructure Advisors 2006, L.L.C. (“GS Infrastructure 2006”); GSCP KMI Advisors, L.L.C. (“GSCP KMI Advisors”); GSCP V Advisors, L.L.C. (“GSCP V Advisor”); GSCP VI Advisors, L.L.C. (“GSCP VI Advisor”); GS KMI Advisors, L.L.C. (“GS KMI Advisors”); GS Capital Partners V GmbH & Co. KG (“GS V Germany”); GSCP V GMBH Knight Holdings (“GSCP V GMBH”); GS Capital Partners VI GmbH & Co. KG (“GS VI Germany”); Goldman, Sachs Management GP GmbH (“GS GmbH”); GSCP VI GMBH Knight Holdings (“GSCP VI GMBH”); and GSCP KMI Offshore Advisors, Inc. (“KMI Offshore Advisors” and together with the foregoing entities, the “Reporting Persons”). Affiliates of GS Group and Goldman Sachs are the general partner, managing limited partner or managing partner of the Limited Partnerships. Goldman Sachs serves as the investment manager of certain of the Limited Partnerships and is a wholly-owned subsidiary of GS Group.   Due to the electronic system’s limitation of 10 Reporting Persons per joint filing, this statement is being filed in four forms.

(2)           A holder of Series A-1 and Series A-2 shares of Class A Common Stock (“Class A Shares”) may, from time to time prior to May 31, 2015, elect to convert some, or all, of its Class A Shares in order to sell the resulting shares of the Issuer’s Class P Common Stock (“Common Shares”) to a third party or to make a distribution of such resulting Common Shares to its investors or partners. As certain thresholds are met through holders of Class A Shares receiving additional value in the future from their ownership of the Class A Shares, either via distributions paid by the Issuer on such Class A Shares or future sales or distributions to its investors or partners of Common Shares received upon conversion of their Class A Shares, the holders of the Issuer’s Series B-1 or Series B-2 (as applicable) Class B Common Stock (“Class B Shares”) and Series C-1 or Series C-2 (as applicable) Class C Common Stock (“Class C Shares”) will convert or be entitled to convert a portion of their Class B Shares and Class C Shares into Common Shares, and the Class A Shares will have their conversion ratio reduced in proportion to the amount of Common Shares that the Class B Shares and Class C Shares receive upon conversion. The total number of Common Shares that the Class A Shares, Class B Shares and Class C Shares may receive in the aggregate is fixed. The formula for the conversion of Class A Shares, Class B Shares and Class C Shares into Common Shares, as well as the terms and conditions of such conversions, are specified in Article Fourth of the Issuer’s Certificate of Incorporation, filed as Exhibit 3.1 to the Issuer’s Form 10-Q, filed with the Securities and Exchange Commission on May 6, 2011.

In connection with the secondary offering of Common Shares (the “Secondary Offering”) by certain selling stockholders of the Issuer, each Reporting Person converted its Class A Shares into Common Shares and sold such Common Shares in the Secondary Offering. Each Reporting Person submitted its notice of conversion to the Issuer on October 11, 2012. Pursuant to an underwriting agreement, dated October 12, 2012, and the final prospectus supplement filed by the Issuer on October 16, 2012, the following Class A Shares of the Reporting Persons were converted into Common Shares and sold in the Secondary Offering, which was consummated on October 17, 2012:

Offshore Knight V converted 3,194,117 shares of Series A-1 Class A Shares into 2,454,656 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by Offshore Knight V’s general partner, GSCP V Offshore, and by GSCP V Offshore’s general partner, GSCP V Offshore Advisor;

GSCP V Germany converted 245,155 shares of Series A-1 Class A Shares into 188,400 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GSCP V Germany’s general partner, GSCP V GMBH, by GSCP V GMBH’s sole stockholder, GS V Germany, and by GS V Germany’s general partner, GS GmbH;

Offshore Knight VI converted 4,996,508 shares of Series A-1 Class A Shares into 3,839,781 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by Offshore Knight VI’s general partner, GSCP VI Offshore, and by GSCP VI Offshore’s general partner, GSCP VI Offshore Advisor;

GSCP VI Germany converted 213,492 shares of Series A-1 Class A Shares into 164,067 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GSCP VI Germany’s general partner, GSCP VI GMBH, and by GSCP VI GMBH’s sole stockholder, GS VI Germany, and by GS VI Germany’s general partner, GS GmbH;

GS Infrastructure Knight converted 7,315,584 shares of Series A-2 Class A Shares into 5,616,920 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GS Infrastructure Knight’s general partner, GS International Infrastructure, and by GS International Infrastructure’s general partner, GS Infrastructure 2006;

KMI Investors Offshore converted 1,282,527 shares of Series A-1 Class A Shares into 985,612 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by KMI Investors Offshore’s general partner KMI Offshore Advisors;

GS Institutional converted 2,120,393 shares of Series A-1 Class A Shares into 1,629,506 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GS Institutional’s general partner GS V Advisor;

GS Capital V converted 6,183,459 shares of Series A-1 Class A Shares into 4,751,944 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GS Capital V’s general partner GSCP V Advisor;

GSCP Parallel converted 1,651,855 shares of Series A-1 Class A Shares into 1,269,439 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GSCP Parallel’s general partner GS VI Advisor;

GS Capital VI converted 6,007,116 shares of Series A-1 Class A Shares into 4,616,425 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GS Capital VI’s general partner GSCP VI Advisor;

GSG Infrastructure converted 2,581,478 shares of Series A-2 Class A Shares into 1,982,064 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GSG Infrastructure’s general partner GS Infrastructure 2006;

GSI Infrastructure converted 275,783 shares of Series A-2 Class A Shares into 211,746 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GSI Infrastructure’s general partner GS Infrastructure 2006;

GSCP KMI Investors converted 8,857,762 shares of Series A-1 Class A Shares into 6,807,127 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GSCP KMI Investors’ general partner GSCP KMI Advisors; and

GS KMI Investors converted 6,434,486 shares of Series A-1 Class A Shares into 4,944,856 shares of Common Shares that were sold in the Secondary Offering, which may have been deemed to be beneficially owned indirectly by GS KMI Investors’ general partner GS KMI Advisors.

(3)           As of October 17, 2012, Goldman Sachs beneficially owns directly, and GS Group may be deemed to beneficially own indirectly, 238,416 Common Shares.  In addition, as of October 17, 2012, Goldman Sachs holds open short positions of 74,449 Common Shares.  Additionally, Goldman Sachs may be deemed to indirectly hold open short positions of 221 shares of Common Stock through Goldman Sachs’ open short positions of depositary receipts of Utilities HOLDRs Trust, which holds shares of several issuers, one of which is the Issuer.  Following consummation of the Secondary Offering, the Reporting Persons held no Class A Shares.

(4)           As previously reported, in connection with the merger of El Paso Corporation (“EP”) into a subsidiary of the Issuer (the “Merger”), Goldman Sachs acquired Common Shares, Warrants of the Issuer and additional derivative securities in exchange for shares of EP common stock and EP derivative securities that Goldman Sachs held prior to the Merger.  Without admitting any legal obligation, Goldman Sachs or another wholly-owned subsidiary of GS Group has remitted appropriate profits to the Issuer.

(5)           The Reporting Persons disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein, if any, and this report shall not be deemed an admission that any such entity is the beneficial owner of, or has pecuniary interest in, such securities for purposes of Section 16 of the of the Securities Exchange Act of 1934, as amended, or for any other purpose.